UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2018

Bay Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7151 Columbia Gateway Drive, Suite A, Columbia, MD	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 737-7401

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At a Special Meeting of Stockholders of Bay Bancorp, Inc. (the “Company”) held on March 28, 2018, the stockholders voted on: (i) approval of the merger of the Company with and into Old Line Bancshares, Inc. (“Old Line”), with Old Line as the surviving entity (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of September 27, 2017 (the “Merger Agreement”), as the agreement may be amended from time to time (Proposal 1); and (ii) adoption of a non-binding advisory resolution approving golden parachute compensation payable under existing agreements or arrangements (the “Payment Arrangements”) that certain executive officers of the Company may receive in connection with the Merger (Proposal 2). These matters were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below:

Proposal 1 - Approval of the Merger:

For	Against	Abstain	Broker Non-Votes
8,298,198	8,750	57,335	0

Proposal 2 - Approval of the Payment Arrangements:

For	Against	Abstain	Broker Non-Votes
8,118,347	206,970	38,966	0

At the Special Meeting, a quorum was present, in person or by proxy, and the Company received sufficient votes for the approval of Proposal 1 and Proposal 2. Accordingly, the Company Board of Directors was not required to solicit votes to approve the adjournment of the meeting to a later date or dates to permit further solicitation of additional proxies for purposes of approving Proposal 1, as described in Proposal 3 of the Company’s definitive proxy statement relating to the Special Meeting.

Item 8.01.	Other Events.

On December 14, 2017, Adam Franchi, both individually and on behalf of a putative class of the Company’s stockholders, filed a complaint in the United States District Court for the District of Maryland against the Company, each of its directors, and Old Line seeking to enjoin the parties from proceeding with the Merger based, primarily, on allegations that the version of the joint proxy statement/prospectus that was filed with the Securities and Exchange Commission on November 22, 2017 omitted certain material information in violation of Section 14(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-9 promulgated thereunder (the “Litigation”). The plaintiff has agreed to dismiss with prejudice all of his claims made in the complaint, but only as to himself and without prejudice to any other member of the putative class of stockholders. On March 28, 2018, the parties to the Litigation entered into a Stipulation and Proposed Order of Dismissal, which, if approved by the court, will resolve all issues raised in the Litigation except for a claim for attorneys’ fees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANCORP, INC.

Dated: March 28, 2018	By:	/s/ Joseph J. Thomas
Joseph J. Thomas
President & CEO

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